UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 6, 2005

GILEAD SCIENCES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-19731	94-3047598
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 LAKESIDE DRIVE, FOSTER CITY, CALIFORNIA

(Address of principal executive offices)

94404

(Zip Code)

(650) 574-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFD 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 8.01                                             Other Events

On April 4, 2005, Gilead Sciences, Inc. announced that the company had received early termination by the United States Federal Trade Commission (the “FTC”) of the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 with respect to the licensing agreement announced on March 22, 2005 granting Gilead exclusive rights to develop and commercialize Japan Tobacco Inc.’s novel HIV integrase inhibitor (JTK-303) in all countries of the world, excluding Japan.   The JTK-303 license agreement, which was subject to clearance by the FTC, is now effective as a result of the FTC’s early termination of the required waiting period without any request for additional information.

A copy of the press release further describing this event is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01                                             Financial Statements and Exhibits.

(c)                                  Exhibits

Exhibit No.	Description
99.1	Press Release, dated April 4, 2005, entitled “Gilead Sciences Announces Early Termination of Hart-Scott-Rodino Waiting Period for the Japan Tobacco License for JTK-303”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GILEAD SCIENCES, INC.
(Registrant)

Dated: April 6, 2005	By:	/s/ John F. Milligan
John F. Milligan
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Press Release, dated April 4, 2005, entitled “Gilead Sciences Announces Early Termination of Hart-Scott-Rodino Waiting Period for the Japan Tobacco License for JTK-303”